UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 29, 2015 (October 27, 2015)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
In connection with the reorganization and rationalization plan (the "Restructuring Plan") described under Item 2.05 below, on October 27, 2015, Healthways, Inc. (the "Company") entered into a Seventh Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement (the "Credit Agreement Amendment"), which amends the Fifth Amended and Restated Revolving Credit and Term Loan Agreement, dated June 8, 2012, as amended (the "Fifth Amended Credit Agreement"), among the Company, certain lenders, SunTrust Bank, as Administrative Agent, and certain other agents and arrangers.  The Credit Agreement Amendment provides that the expense incurred by the Company in the following matters will be excluded from the calculation of consolidated EBITDA for purposes of the Fifth Amended Credit Agreement:
●	Operational improvement and restructuring charges incurred during the period of July 1, 2015 through March 31, 2017, not to exceed $27.5 million in the aggregate;
●	Cash severance charges in connection with the departure of the Company's former chief executive officer during the quarter ended June 30, 2015 not to exceed $2.2 million in the aggregate; and
●	Expense incurred in connection with the grant of certain cash inducement awards to the Company's new chief executive officer in an aggregate amount not to exceed approximately $1.3 million.
The Credit Agreement Amendment also reduces the amount available for borrowing under the revolving credit facility from $200 million to $125 million.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 2.02. Results of Operations and Financial Condition.
On October 29, 2015, the Company issued a press release announcing (i) earnings results for the quarter and nine-month period ended September 30, 2015, (ii) the Restructuring Plan and (iii) updated financial guidance for fiscal year 2015 (the text of which press release is attached hereto as Exhibit 99.1).  This information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.
Item 2.05. Costs Associated With Exit or Disposal Activities.
On October 27, 2015, the Company committed to the Restructuring Plan which is intended to improve efficiency and deliver greater value to its customers as well as to create cost savings beginning in 2016.  As part of the Restructuring Plan, the Company will move from an organization focused on five customer end markets to a structure centered on two primary businesses – Population Health Services and Network Solutions. Additionally, the Company intends to implement a cost rationalization plan focusing in part on the Company's business technology architecture and in part on the cost-effective deployment of human capital and optimization of facilities infrastructure.  The Restructuring Plan is expected to be largely complete in 2016.

The Company expects to incur a total of approximately $20 million to $25 million in restructuring charges related to the Restructuring Plan, substantially all of which are expected to result in future cash expenditures, with a majority of the charges expected to be incurred in the fourth quarter of 2015.  The Company expects that the total charges will consist of approximately $9 million to $11 million of severance and other employee-related costs; approximately $6 million to $8 million of lease termination costs; and approximately $5 million to $6 million in consulting and other costs. The Company expects that the Restructuring Plan will create significant cost savings beginning in 2016, with total annualized savings of approximately $35 million to $45 million expected to be realized in 2017.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Michael Farris Separation, Non-Competition and Release Agreement

On October 28, 2015, the Company entered into a Purchase Agreement (the "Purchase Agreement") with Michael Farris, the Company's Chief Commercial Officer, and NAVCO Acquisition, LLC, a Delaware limited liability company wholly owned by Mr. Farris ("Buyer"), pursuant to which the Company has agreed to sell to Buyer 100% of the membership interests of Navvis Healthcare, LLC, a Missouri limited liability company and indirect wholly owned subsidiary of the Company ("Navvis"), which is engaged in the healthcare consulting and advisory services business (the "Navvis Business").

The Purchase Agreement provides that, contemporaneously with the closing of the transactions contemplated by the Purchase Agreement (the "Closing"), the Company and Mr. Farris will enter into a Separation, Non-Competition and Release Agreement in the form attached to the Purchase Agreement (the "Separation Agreement"), at which time Mr. Farris will resign from the Company. The termination of Mr. Farris's employment will be treated as a termination by Mr. Farris without good reason for purposes of the Amended and Restated Employment Agreement, dated September 2, 2014, between the Company and Mr. Farris (the "Employment Agreement"). The Closing is expected to occur on November 1, 2015.

The Separation Agreement confirms that Mr. Farris will be entitled to receive the following, each of which is provided for under the terms of the Employment Agreement:

●
All accrued and unpaid base salary and group medical and life insurance benefits accrued through the date of termination of Mr. Farris's employment (the date of such termination, the "Separation Date");

●
A pro-rated portion, based on the number of days during which Mr. Farris was employed during the 2015 fiscal year, of the 2015 Bonus (as defined in the Employment Agreement), which amount will be determined for the period beginning on January 1, 2015 and ending on the Separation Date); and

●
A pro-rated portion (at the rate of $41,666 per month), based upon the number of days during which Mr. Farris was employed during the 2015 fiscal year, of the Retention Payment (as defined in the Employment Agreement).

In addition, the Separation Agreement provides that Mr. Farris will be entitled to receive a $250,000 bonus based upon the Company's expected achievement of the 2015 budgeted contribution margin under its contract with The Hawaii Medical Service Association ("HMSA") and the execution of a binding long-term renewal of the Company's relationship with HMSA, which was accomplished in September 2015. This bonus opportunity was previously conditioned upon the achievement of the performance objectives listed in the prior sentence and Mr. Farris's continued employment with the Company through December 29, 2015 (subject to exceptions in the event Mr. Farris was terminated without cause or terminated his employment for good reason (all as determined pursuant to the terms of the Employment Agreement) prior to such date).

The Separation Agreement also amends the confidentiality, non-competition and non-solicitation provisions (the "Restrictive Covenants") in the Employment Agreement by, among other things, (i) providing that the time period during which Mr. Farris must comply with the Restrictive Covenants will begin on the Separation Date and end on December 31, 2016, and (ii) refining the scope of the Restrictive Covenants to permit Mr. Farris to conduct the Navvis Business (separate and apart from the business conducted by the Company and its post-Closing subsidiaries) following the Separation Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Separation Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Peter Choueiri Termination

As a result of the elimination of his role as part of the Restructuring Plan, the employment of Peter Choueiri, President of International, with the Company will terminate effective October 31, 2015. The termination of Mr. Choueiri's employment will be treated as a termination by the Company without cause for purposes of his employment agreement with the Company.

Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits
Exhibit 10.1	Seventh Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement
Exhibit 10.2	Form of Separation Agreement between the Company and Michael Farris
Exhibit 99.1	Press Release, dated October 29, 2015

Safe Harbor Provisions

This document contains forward-looking statements which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to:

●	the Company's ability to estimate the costs associated with, and to implement and realize the anticipated benefits of, the reorganization and cost rationalization plan;
●	the anticipated timing of the Closing and Mr. Farris's resignation;
●	the effectiveness of management's strategies and decisions;
●	the Company's ability to sign and implement new contracts for our solutions;
●	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
●	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
●
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

●	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
●
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

●
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

●
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

●	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
●	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
●	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
●	the risks associated with foreign currency exchange rate fluctuations;
●	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
●
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

●	the risks associated with changes in macroeconomic conditions;
●
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

●	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
●	the Company's ability to service its debt and remain in compliance with its debt covenants;
●	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
●	the impact of litigation involving the Company and/or its subsidiaries;
●
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

●	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer
Date:  October 29, 2015

EXHIBIT INDEX
Exhibit 10.1	Seventh Amendment to Fifth Amended and Restated Revolving Credit and Term Loan Agreement
Exhibit 10.2	Form of Separation Agreement between the Company and Michael Farris
Exhibit 99.1	Press Release, dated October 29, 2015